WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
5.1  PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
ASSETS
------
Current Assets:
  Cash and cash equivalents                                     $      123     $  107,100  a      $  107,223
  Receivables, net                                                  42,203                            42,203
  Accounts receivable from affiliated companies                      6,369                             6,369
  Unbilled revenues                                                  8,944                             8,944
  Fuel, materials and supplies, at average cost                      1,821                             1,821
  Prepayments and other                                              1,470                             1,470
                                                                ----------     ----------         ----------
                                                                    60,930        107,100            168,030
                                                                ----------     ----------         ----------
Property, Plant and Equipment:
  Electric utility                                                 590,153                           590,153
     Less: Accumulated depreciation                                195,804                           195,804
                                                                ----------     ----------         ----------
                                                                   394,349           -               394,349
  Construction work in progress                                     11,860                            11,860
                                                                ----------     ----------         ----------
                                                                   406,209           -               406,209
                                                                ----------     ----------         ----------
Deferred Debits and Other Assets:
  Regulatory assets                                                283,702                           283,702
  Prepaid pension                                                   67,516                            67,516
  Other                                                             18,304                            18,304
                                                                ----------     ----------         ----------
                                                                   369,522           -               369,522
                                                                ----------     ----------         ----------
Total Assets                                                    $  836,661     $  107,100         $  943,761
                                                                ==========     ==========         ==========


                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
LIABILITIES AND CAPITALIZATION
------------------------------
Current Liabilities:
  Notes payable to banks                                        $    7,000     $  107,100  a       $  114,100
  Notes payable to affiliated companies                             85,900                             85,900
  Accounts payable                                                  17,730                             17,730
  Accounts payable to affiliated companies                           6,233                              6,233
  Accrued taxes                                                      4,334           (923)  b           3,411
  Accrued interest                                                   2,059          2,308   b           4,367
  Other                                                              8,005                              8,005
                                                                ----------     ----------          ----------
                                                                   131,261        108,485             239,746
                                                                ----------     ----------          ----------
Rate Reduction Bonds                                               142,742                            142,742
                                                                ----------     ----------          ----------
Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                222,065                            222,065
  Accumulated deferred investment tax credits                        3,662                              3,662
  Deferred contractual obligations                                  63,767                             63,767
  Other                                                             13,213                             13,213
                                                                ----------     ----------          ----------
                                                                   302,707           -                302,707
                                                                ----------     ----------          ----------
Capitalization:
  Long-Term Debt                                                   101,991                            101,991
                                                                ----------     ----------          ----------
  Common Stockholder's Equity:
    Common stock                                                    10,866                             10,866
    Capital surplus, paid in                                        69,712                             69,712
    Retained earnings                                               77,476         (1,385)  b          76,091
    Accumulated other comprehensive loss                               (94)                               (94)
                                                                ----------     ----------          ----------
  Common Stockholder's Equity                                      157,960         (1,385)            156,575
                                                                ----------     ----------          ----------
Total Capitalization                                               259,951         (1,385)            258,566
                                                                ----------     ----------          ----------
Total Liabilities and Capitalization                            $  836,661     $  107,100          $  943,761
                                                                ==========     ==========          ==========


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
5.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Operating Revenues                                              $  369,487     $                   $  369,487
                                                                ----------     ----------          ----------
Operating Expenses:
  Operation -
     Fuel, purchased and net interchange power                     181,485                            181,485
     Other                                                          49,039                             49,039
  Maintenance                                                       14,499                             14,499
  Depreciation                                                      14,381                             14,381
  Amortization of regulatory assets, net                            39,712                             39,712
  Taxes other than income taxes                                     10,688                             10,688
                                                                ----------     ----------          ----------
        Total operating expenses                                   309,804           -                309,804
                                                                ----------     ----------          ----------
Operating Income                                                    59,683           -                 59,683

Interest Expense:
  Interest on long-term debt                                         2,942                              2,942
  Interest on rate reduction bonds                                   9,587                              9,587
  Other interest                                                     1,857          2,308  b            4,165
                                                                ----------     ----------          ----------
     Interest expense, net                                          14,386          2,308              16,694
                                                                ----------     ----------          ----------
Other Loss), Net                                                      (850)                              (850)
                                                                ----------     ----------          ----------
Income Before Income Tax Expense                                    44,447         (2,308)             42,139
Income Tax Expense                                                   6,765           (923) b            5,842
                                                                ----------     ----------          ----------
Net Income/(Loss)                                               $   37,682     $   (1,385)         $   36,297
                                                                ==========     ==========          ==========


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
5.2  PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Balance at beginning of period                                  $   55,422     $                   $   55,422

Net income                                                          37,682         (1,385)  b          36,297

Cash dividends on common stock                                     (16,009)                           (16,009)

Allocation of benefits - ESOP                                          381                                381
                                                                ----------     ----------          ----------
Balance at end of period                                        $   77,476 $       (1,385)         $   76,091
                                                                ==========     ==========          ==========


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
5.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                        PRO
                                                                                                       FORMA
                                                                                                      GIVING
                                                                                    PRO               EFFECT
                                                                                   FORMA                TO
                                                                  PER BOOK          ADJ.                ADJ.
Long-term debt*                                                 $  101,991     $                   $  101,991

Common stockholder's equity                                        157,960         (1,385) b          156,575
                                                                ----------     ----------          ----------
Total Capitalization                                            $  259,951     $   (1,385)         $  258,566
                                                                ==========     ==========          ==========

*Does not include current portion.


WESTERN MASSACHUSETTS ELECTRIC COMPANY AND SUBSIDIARY
5.2  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                        Debit           Credit
a) Cash                                               107,100
      Notes payable to banks                                           107,100

      To record the issuance of
      additional short-term debt.

b) Other interest                                       2,308
      Accrued taxes                                        923
         Accrued interest                                                2,308
         Income tax expense                                                923

   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.